Exhibit 10.1

AMENDMENT NO. 1 TO CONSULTING AND SERVICES AGREEMENT

Dated as of August 17, 2022

This Amendment No. 1 to Consulting and Services Agreement (this “Amendment”) is made and entered into as of the date first set forth above (the “Amendment Date”), by and between Syla Technologies Co. Ltd., a Japanese corporation (the “Company”) and HeartCore Enterprises, Inc., a Delaware corporation (“Consultant”). Each of the Company and Consultant may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties are parties to that certain Consulting and Services Agreement, dated as of May 13, 2022 (the “Original Agreement”); and

WHEREAS, the Parties now desire to amend the Original Agreement, and pursuant to the provisions of Section 9(f) of the Original Agreement the Parties may amend the Original Agreement in writing;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Definitions. Defined terms used herein without definition shall have the meanings given in the Original Agreement.

Section 2. Amendment. Pursuant to the provisions of Section 9(f) of the Original Agreement, the Original Agreement is hereby amended as follows:

(a)	The Parties acknowledge and agree that pursuant to the provisions of Section 4(a)(i) of the Original Agreement, the Company agreed to pay to the Consultant, among other things, a cash “Services Fee” in the amount of $500,000 in cash, to be paid at certain times, including $150,000 on the three month anniversary of the Effective Date, as set forth in Section 4(a)(ii)(2) of the Original Agreement (the “Second Payment”).

(b)	The Parties agree that, in lieu of making the Second Payment, the Company shall issue to the Consultant, on the Amendment Date, a warrant to acquire 37,500 shares of capital stock of the Company, to be in the form as attached hereby as Exhibit A (the “New Warrant”). The New Warrant shall be deemed fully earned and vested as of the Amendment Date and shall be non-returnable to the Company for any reason.

(c)	Upon issuance of the New Warrant, the cash “Services Fee” shall be deemed reduced to $350,000, of which $200,000 was paid on the Effective Date, and of which the remaining $150,000 shall remain due and payable on the six month anniversary of the Effective Date, as set forth in Section 4(a)(ii)(2) of the Original Agreement.

Section 3. Remainder in Force. Other than as amended herein, the Original Agreement shall remain in full force and effect. Following the full execution of this Amendment, any references in the Original Agreement to the “Agreement” shall be deemed a reference to the Original Agreement as amended by this Amendment and the Original Agreement and this Amendment shall be interpreted and enforced as one combined agreement.

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Section 4. Miscellaneous.

(a)	Headings. The article and section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Amendment.

(b)	Governing Law. This Amendment, and all matters based upon, arising out of or relating in any way hereto, as well as the interpretation, construction, performance and enforcement of this Amendment, shall be governed by the laws of the United States and the State of Delaware, without regard to any jurisdiction’s conflict-of-laws principles.

(c)	Execution in Counterparts, Electronic Transmission. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Amendment Date.

HeartCore Enterprises, Inc.

By:	/s/ Sumitaka Yamamoto
Name:	Sumitaka Yamamoto
Title:	Chief Executive Officer

Syla Technologies Co. Ltd.

By:	/s/ Hiroyuki Sugimoto
Name:	Hiroyuki Sugimoto
Title:	Chief Executive Officer

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